Exhibit 99.4

UNAUDITED WILLIAMS PARTNERS L.P. PRO FORMA FINANCIAL STATEMENTS

The pro forma financial statements present the impact on our financial position and results of operations of our acquisition of 100% of the Class A limited liability company interests and 20 Class C Units representing 50% of the initial Class C ownership interests in Wamsutter LLC, or Wamsutter, in exchange for aggregate consideration of $750.0 million. The aggregate consideration will be financed with the aggregate net proceeds from the following financing transactions:

•	this issuance of 9,250,000 common units to the public;

•	the borrowing of $250.0 million under our 5-year term loan facility; and

•	the issuance of 4,163,527 of our common units to The Williams Companies, Inc., or Williams.

The remaining consideration will be in the form of an increase of approximately $10.3 million in our general partner’s capital account to allow it to maintain its 2% general partner interest.

The pro forma financial statements as of September 30, 2007 and for the year ended December 31, 2006 and nine months ended September 30, 2006 and 2007 have been derived from our historical consolidated financial statements incorporated by reference herein and are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma financial statements should be read in conjunction with the notes accompanying such pro forma financial statements and with the historical consolidated financial statements and related notes incorporated by reference herein.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

The pro forma financial statements may not be indicative of the results that actually would have occurred if we had owned 100% of the Class A limited liability company interests and 20 Class C Units in Wamsutter on the dates indicated.

The pro forma statements of income also include adjustments to reflect the effects of the transactions in connection with our June and December 2006 acquisitions of a combined 100% interest in Williams Four Corners LLC, or Four Corners, and our June 2007 acquisition of an additional 20% interest in Discovery Producer Services LLC, or Discovery, as if these transactions had occurred on January 1, 2006.

WILLIAMS PARTNERS L.P.

UNAUDITED PRO FORMA BALANCE SHEET
September 30, 2007

	Historical	Adjustments		Pro Forma
	($ In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$16,089	$349,188	(a)	$16,089
		250,000	(b)
		(13,968	)(c)
		(1,927	)(d)
		(582,493	)(e)
		(800	)(f)
Accounts receivable	34,358	—		34,358
Gas purchase contract — affiliate	1,188	—		1,188
Product imbalance	7,283	—		7,283
Prepaid expense	5,187	—		5,187
Other current assets	2,499	160	(f)	2,659

Total current assets	66,604	160		66,764
Investment in Discovery Producer Services	209,791	—		209,791
Investment in Wamsutter	—	272,059	(e)	272,059
Property, plant and equipment, net	649,037	—		649,037
Other noncurrent assets	31,114	640	(f)	31,754

Total assets	$956,546	$272,859		$1,229,405

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$23,610	$—		$23,610
Product imbalance	10,774	—		10,774
Deferred revenue	7,205	—		7,205
Accrued interest	10,563	—		10,563
Accrued liabilities	11,708	—		11,708

Total current liabilities	63,860	—		63,860
Long-term debt	750,000	250,000	(b)	1,000,000
Environmental remediation liabilities	3,964	—		3,964
Other non-current liabilities	8,146	—		8,146
Partners’ capital:
Common unitholders	981,330	349,188	(a)	1,471,796
		(13,968	)(c)
		(1,927	)(d)
		157,173	(e)
Subordinated unitholders	108,927	—		108,927
General partner	(959,061)	(467,607	)(e)	(1,426,668)
Accumulated other comprehensive loss	(620)	—		(620)

Total partners’ capital	130,576	22,859		153,435

Total liabilities and partners’ capital	$956,546	$272,859		$1,229,405

See accompanying notes to unaudited pro forma financial statements.

WILLIAMS PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF INCOME

	Year Ended December 31, 2006
	Historical	Adjustments		Pro Forma
	($ In thousands — except per unit amounts)

Revenues	$563,410	$—		$563,410
Cost and expenses:
Product cost	175,508	—		175,508
Operating and maintenance expense	155,214	—		155,214
Depreciation, amortization and accretion	43,692	—		43,692
General and administrative expense	39,440	—		39,440
Taxes other than income	8,961	—		8,961
Other — net	(2,473)	—		(2,473)

Total costs and expenses	420,342	—		420,342

Operating income	143,068	—		143,068
Equity earnings	18,050	65,556	(g)	83,606
Interest expense — affiliate	(89)	—		(89)
Interest expense — third party	(9,744)	(63,504	)(h)	(73,248)
Interest income	1,600	—		1,600

Net income	$152,885	$2,052		$154,937

Allocation of net income for calculation of earnings per unit:
Net income	$152,885			$154,937
Allocation of net income to general partner	119,570			24,663

Allocation of net income to limited partners	$33,315			$130,274

Basic and diluted net income per limited partner unit:
Common units	$1.62			$2.47
Subordinated units	1.62			2.47
Weighted average number of limited partner units outstanding:
Common units	11,986,368			45,770,965
Subordinated units	7,000,000			7,000,000

See accompanying notes to unaudited pro forma financial statements.

WILLIAMS PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF INCOME

	Nine Months Ended September 30, 2006
	Historical	Adjustments		Pro Forma
	($ In thousands — except per unit amounts)

Revenues	$420,503	$—		$420,503
Cost and expenses:
Product cost	133,420	—		133,420
Operating and maintenance expense	115,923	—		115,923
Depreciation, amortization and accretion	32,510	—		32,510
General and administrative expense	27,531	—		27,531
Taxes other than income	6,392	—		6,392
Other — net	(3,225)	—		(3,225)

Total costs and expenses	312,551	—		312,551

Operating income	107,952	—		107,952
Equity earnings	15,275	51,264	(g)	66,539
Interest expense — affiliate	(45)	—		(45)
Interest expense — third party	(4,110)	(50,812	)(h)	(54,922)
Interest income	642	—		642

Net income	$119,714	$452		$120,166

Allocation of net income for calculation of earnings per unit:
Net income	$119,714			$120,166
Allocation of net income to general partner	98,439			20,385

Allocation of net income to limited partners	$21,275			$99,781

Basic and diluted net income per limited partner unit:
Common units	$1.19			$1.89
Subordinated units	1.19			1.89
Weighted average number of limited partner units outstanding:
Common units	9,870,084			45,770,507
Subordinated units	7,000,000			7,000,000

See accompanying notes to unaudited pro forma financial statements.

WILLIAMS PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF INCOME

	Nine Months Ended September 30, 2007
	Historical	Adjustments		Pro Forma
	($ In thousands — except per unit amounts)

Revenues	$422,660	$—		$422,660
Cost and expenses:
Product cost	135,721	—		135,721
Operating and maintenance expense	117,290	—		117,290
Depreciation, amortization and accretion	34,757	—		34,757
General and administrative expense	32,644	—		32,644
Taxes other than income	7,214	—		7,214
Other — net	792	—		792

Total costs and expenses	328,418	—		328,418

Operating income	94,242	—		94,242
Equity earnings	15,708	54,835	(g)	70,543
Interest expense — affiliate	(46)	—		(46)
Interest expense — third party	(43,038)	(11,839	)(h)	(54,877)
Interest income	2,556	—		2,556

Net income	$69,422	$42,996		$112,418

Allocation of net income for calculation of earnings per unit:
Net income	$69,422			$112,418
Allocation of net income to general partner	8,292			16,286

Allocation of net income to limited partners	$61,130			$96,132

Basic and diluted net income per limited partner unit:
Common units	$1.41			$1.72
Subordinated units	1.41			1.72
Weighted average number of limited partner units outstanding:
Common units	32,359,053			45,772,580
Subordinated units	7,000,000			7,000,000

See accompanying notes to unaudited pro forma financial statements.

NOTES TO UNAUDITED WILLIAMS PARTNERS L.P.
PRO FORMA FINANCIAL STATEMENTS

Note 1.	Basis of Presentation — Wamsutter Acquisition

Unless the context clearly indicates otherwise, references in this report to “we”, “our”, “us” or like terms refer to Williams Partners L.P. and its subsidiaries. The historical financial information is derived from our historical consolidated financial statements. The pro forma adjustments have been prepared as if we acquired the interests in Wamsutter LLC, or Wamsutter, on September 30, 2007 for the balance sheet and on January 1, 2006 in the case of the pro forma statements of income.

The pro forma financial statements reflect the following transactions:

•	our proposed acquisition of 100% of the Class A limited liability company membership interest and 20 Class C Units in Wamsutter from The Williams Companies, Inc., or Williams, for $750.0 million, including the increase in our general partner’s capital account of approximately $10.3 million to allow it to maintain its 2% general partner interest;

•	this offering of 9,250,000 common units, including our use of the anticipated net proceeds;

•	the borrowing of $250.0 million under our 5-year term loan facility and the payment of associated transaction costs;

•	the issuance of common units valued at $157.2 million to Williams (at a price per unit of $37.75, we will issue 4,163,527 common units to Williams); and

•	our payment of estimated commissions, fees and other offering expenses and other expenses associated with the proposed acquisition.

The pro forma statements of income also include adjustments to reflect the effects of the transactions in connection with our June and December 2006 acquisitions of a combined 100% interest in Williams Four Corners LLC, or Four Corners, and our June 2007 acquisition of an additional 20% interest in Discovery Producer Services LLC, or Discovery, as if these transactions had occurred on January 1, 2006.

Because the voting provisions of Wamsutter’s limited liability company agreement provide Williams significant participatory rights, upon our acquisition of the ownership interests in Wamsutter, we will not control Wamsutter; hence, we will account for our interest in Wamsutter as an equity method investment, and will not consolidate its financial results.

Note 2.	Pro Forma Adjustments and Assumptions

a) Reflects $349.2 million of gross proceeds from the issuance and sale of 9,250,000 common units at an offering price of $37.75 per unit.

b) Reflects $250.0 million of proceeds to us from borrowings under our 5-year term loan facility.

c) Reflects the payment of estimated underwriters’ commissions of $14.0 million, which will be allocated to the common units.

d) Reflects the payment of $1.9 million for the estimated costs associated with the offering of the common units net of $0.9 million in reimbursements received from the underwriters.

e) Reflects the acquisition, from Williams, of the ownership interests in Wamsutter and related distribution to Williams of the aggregate consideration less the issuance of $157.2 million of our common units to Williams and the retention of $10.3 million in cash representing a contribution by our general partner sufficient to maintain its two percent ownership interest in the partnership. This acquisition will be recorded at Williams’ historical cost as it is

NOTES TO UNAUDITED WILLIAMS PARTNERS L.P.
PRO FORMA FINANCIAL STATEMENTS — (Continued)

considered a transaction between entities under common control. The recognition of the investment at Williams’ historical cost rather than the aggregate consideration causes a charge to the capital account of our general partner.

(millions)
Aggregate consideration	$750.0
Common units issued to Williams	(157.2)
General partner contribution(1)	(10.3)

Distribution to Williams	$582.5

Aggregate Consideration	$750.0
Historical cost of Wamsutter investment(1)	(272.1)

Charge to general partner equity(1)	$477.9

(1)	The net charge to the capital account of our general partner includes both the $10.3 million general partner contribution and the $477.9 million excess of the aggregate consideration over the historical cost of the Wamsutter investment. The $272.1 million historical cost of the Wamsutter investment represents 100% of Wamsutter’s equity less $1.0 million, which represents the initial value of the 20 Class C units retained by Williams.

f) Reflects the payment of $0.8 million for the estimated costs associated with our $250.0 million borrowing. These costs will be amortized to interest expense over the 5-year term of the notes.

g) Reflects the increase in equity earnings associated with the acquisition of the ownership interests in Wamsutter, including the benefit of the allocation of general and administrative expenses above the cap to the Class B member.

The allocation of Wamsutter’s net income is based upon the allocation and distribution provisions of its LLC Agreement. In general, the agreement allocates income to the Class A, B and C ownership interests in a manner that will maintain capital account balances reflective of the amounts each ownership interest would receive if Wamsutter were dissolved and liquidated at its carrying value. As a result, the Class A ownership interest will receive 100% of Wamsutter’s net income up to $70.0 million, plus the benefit received for any general and administrative expense above the cap which is specifically allocated to the Class B member, and 5% of any additional net income. Please read “Acquisition of Wamsutter Ownership Interests — Wamsutter LLC Agreement” for a discussion of the cash distribution provisions of the Wamsutter LLC Agreement.

Additionally, the Wamsutter LLC Agreement provides that each quarter during 2008 through 2012, Wamsutter will receive a transition support payment, related to a cap on general and administrative expenses, from the Class B ownership interest, which will be distributed directly to the Class A ownership interest, of which we will own 100%. Please read “Acquisition of Wamsutter Ownership Interests — Wamsutter LLC Agreement” for more information about the transition support payments. Wamsutter will record total general and administrative costs, including those costs that exceed the cap and are, therefore, subject to reimbursement by the Class B member. The reimbursement will be treated as a capital contribution by the Class B member. Accordingly, Wamsutter’s net income will not reflect the benefit of the reimbursement received by the Class B member. However, the cost subject to this reimbursement will be allocated entirely to the Class B member. As a result, the net income allocated to the Class A member will reflect the benefit of the reimbursement. The pro forma financial statements reflect this special allocation of general and administrative expense to the Class B member.

h) Includes the following increases to third-party interests expense:

•	a $15.6 million increase annually for interest on the $250.0 million borrowing on our 5-year term loan facility at an assumed interest rate of 6.25% and $0.2 million for amortization of related debt costs, both related to the Wamsutter acquisition; and

NOTES TO UNAUDITED WILLIAMS PARTNERS L.P.
PRO FORMA FINANCIAL STATEMENTS — (Continued)

•	a $47.7 million and $39.0 million increase to the year ended December 31, 2006 and the nine months ended September 30, 2006, respectively, to adjust for interest on the $150.0 million and $600.0 million of senior notes issued concurrently with our June and December 2006 acquisitions of a 25.1% and the remaining 74.9% interests in Four Corners, respectively. The applicable interests rates on the $150.0 million and $600.0 million borrowings are 7.5% and 7.25%, respectively. This adjustment also includes amortization of debt issuance costs.

Note 3.  Pro Forma Earnings Per Unit

Pro forma earnings per unit is determined by dividing the pro forma earnings that would have been allocated, in accordance with the net income and loss allocation provisions of our limited partnership agreement, to the common and subordinated unitholders under the two-class method, after deducting the general partner’s interest in the pro forma earnings, by the weighted average number of common and subordinated units, assuming each of the following were outstanding since January 1, 2006:

•	7,590,000 common units issued in connection with our June 2006 acquisition of a 25.1% interest in Four Corners;

•	17,760,522 common units issued in connection with our December 2006 acquisition of the remaining 74.9% interest in Four Corners, including 6,805,492 Class B units that converted into common units on a one-for-one basis on May 21, 2007;

•	9,250,000 common units to be issued in connection with this offering; and

•	4,163,527 common units to be issued to Williams.

For the year ended December 31, 2006, we allocated $24.7 million pro forma income to the general partner based upon the following assumptions:

•	$4.0 million specific allocation of costs associated with capital contributions to us from our general partner; and

•	$25.5 million of incentive distributions to our general partner.

For the nine months ended September 30, 2006, we allocated $20.4 million of pro forma income to the general partner based upon the following assumptions:

•	$3.2 million specific allocation of costs associated with capital contributions to us from our general partner; and

•	$21.1 million of incentive distributions to our general partner.

For the nine months ended September 30, 2007, we allocated $16.3 million of pro forma income to the general partner based upon the following assumptions:

•	$1.8 million specific allocation of costs associated with capital contributions to us from our general partner; and

•	$15.9 million of incentive distributions to our general partner.

This period also includes a $5.3 million non-cash allocation of income to the limited partners associated with the May 21, 2007 conversion of our outstanding Class B units into common units on a one-for-one basis. This allocation of income is discussed in our third quarter 2007 Form 10-Q.

Basic and diluted pro forma earnings per unit are equivalent as there are no dilutive units.